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Exhibit 10.16

                   COLLATERAL TRANSFER AND SECURITY AGREEMENT


STATE OF TEXAS           )
                         )
COUNTY OF DALLAS         )


1.       PARTIES:

         This Security Agreement and Collateral Transfer, as security for the hereinafter described indebtedness, is made this 27th day of August, 1999, by and between JOHN A. VANN ("Debtor"), 1800 Preston Road, Suite 101, Dallas,Texas 75093, and RUSHMORE FINANCIAL GROUP, INC., Attn. D.M. Moore, Jr., 13355 Noel Road, Suite 650, Dallas, Texas, 75240 herein called "Secured Party."

2.       CONSIDERATION:

         This Collateral Transfer and Security Agreement is made for a valuable and sufficient consideration consisting of the extension of credit to Debtor evidenced by a promissory note of even date herewith.

3.       TRANSFER:

         Debtor hereby collaterally transfers and assigns to Secured Party and grants to Secured Party a security interest in 500,000 shares of common stock, par value $0.01, of Secured Party (the "Collateral"). The Collateral shall also consist of (a) any additional shares or securities innuring to the owner of the Collateral including, but not limited to, stock dividends, stock "splits," or securities issued in redemption of the Schedule 1 securities or as a result of the merger or its consolidation of the Schedule 1 securities issuer or its successor, (b) any dividends or other distributions inuring to the owner of the Collateral paid in cash or other property, and (c) the proceeds of the
Collateral: as herein defined.

4.       PURPOSE:

         The purpose of this transfer is to secure payment if that one certain promissory note even date herewith, in the maximum principal sum of $360,000, executed by Debtor, payable to the order if Secured Party (the "Secured Obligation").

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5.       RE-TRANSFER OF THE COLLATERAL:

         On full payment of the Secured Obligation, this transfer shall be null and void, and the Collateral shall, at the Debtor's expense, be re-transferred, without warranty or recourse except against prior transfer or encumbrance, to Debtor by Secured Party.

6.       DEFAULT; APPLICATION OF COLLATERAL THEREUPON:

         Upon default in the payment of the Secured Obligation when due or declared due pursuant to any power to accelerate, Secured Party shall have the right, without further notice or demand (same being hereby waived), to apply the Collateral, as follows:

         6.1 First toward the payment of the principal, interest and attorney's fees due and unpaid on the Secured Obligation, in such a manner as Secured Party may determine; and

         6.2 the balance, if any, to the person(s) legally entitled thereto under Uniform Commercial Code of Texas; or 6.3 if any deficiency remains, Debtor shall be liable therefore.

7.       NOTICE AND COMMERCIALLY REASONABLE SALE REQUIREMENTS:

         7.1 The requirements of reasonable notice to Debtor of the time after which any intended disposition of the Collateral is to be made shall be met if such notice is mailed, postage prepaid, "certified - return receipt requested" to the undersigned at the address set forth in Article 1 hereof, at least five business days before the date any disposition is to be made.

         7.2 If the collateral, or any part thereof, consists of securities that may be publicly-traded through any exchange or other recognized market, then disposition must be made through such exchange or other market and must be conducted in an orderly manner so as to realize a fair price under normal market conditions. Secured Party shall dispose of only so much of the Collateral as may be necessary to pay off the Secured Obligation through an orderly market liquidation.

         7.3 If the collateral cannot be disposed of pursuant to ss. 7.2, then Secured Party shall dispose if the Collateral in any manner provided by the UCC.


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8.       COVENANTS AND WARRANTIES OF DEBTOR:

Debtor covenants and warrants:

         8.1 that he is the legal and equitable owner and holder of the Collateral, and has good right transfer and encumber same, free and clear of any liens, encumbrances or adverse claims (legal or equitable);

         8.2 that the securities comprising the Collateral are duly authorized, issued and outstanding and registered in his name on the books of the issuer, and are fully paid and non-assessable; and

         8.3 that this pledge if the Collateral does not, nor will a transfer of the Collateral pursuant to foreclosure of this collateral pledge, violate (a) any applicable state or federal law (including judicial interpretations and implementing administrative regulations), (b) any charter or by-law provision of the issuer, or (c) any agreement creating a "right-of-first-refussal" or other agreement or identive to which he or the issuer is a party.

9.       NO WAIVER OF DEFAULT:

         Secured Party shall remedy any default without waiving the default or may waive the default hereunder without waiving any prior or subsequent default.

10.      CONSTRUCTION OF SECURITY INTEREST:

         The security interest herein created shall not be affected by, and shall not affect any other security taken for the Secured Obligation or any part thereof and any extension may be make of the Secured Obligation without affecting the priority of this security interest or its validity with reference to any third party.

11.      RIGHTS OF PARTIES TO CONTROL COLLATERAL:

         11.1 Except as expressly provided herein, until full and final payment of the Secured Obligation, Secured Party shall have the right to hold and control the Collateral; provided, however, Debtor shall have the right, in person or proxy, to exercise any voting rights conferred by any of the securities comprising the Collateral.

         11.2 Any cash distributions comprising the Collateral shall be held by Secured Party as a part of the Collateral, and Debtor shall be entitled to interest thereon at the same rate as the Secured Obligation. Any non-cash distributions shall be held by Secured Party as part of the Collateral and shall in all things be subject to this collateral pledge s though originally listed on
Schedule 1.


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12.      MISCELLANEOUS:

         12.1 PARTIES BOUND. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns where permitted by this Agreement.

         12.2 LEGAL CONSTRUCTION. In case any one or more of the provisions contained int his Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions had never been contained herein.

         12.3 DEFINITIONS. All terms used herein which are defined in the Uniform Commercial Code of Texas shall have the same meaning as in said Code.

         EXECUTED ON THE 27th day of August, 1999, at Dallas, Texas.

                                                  RUSHMORE FINANCIAL GROUP, INC,

                                                  By:  /s/ D.M Moore, Jr.
                                                     ---------------------------
                                                       D.M.Moore, Jr., President



                                                       /s/ John A. Vann
                                                     ---------------------------
                                                       JOHN A. VANN